CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB into the Company's previously filed Registration Statements on Form S-3 (File No. 333-33164) and Form S-8 (File No. 333-45906).

VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis,  Minnesota
March 27, 2001